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                                                                     EXHIBIT 4.9

                             INTERCREDITOR AGREEMENT

                  THIS INTERCREDITOR AGREEMENT, dated as of June 30, 2002 (as may be amended, supplemented or otherwise modified from time to time, the "Agreement"), is made by and among ABLECO FINANCE LLC, a Delaware limited liability company, in its capacity as collateral agent for itself and the other lenders that are parties to that certain Senior Loan Agreement described below (together with its successors and assigns in such capacity, the "Collateral Agent"), THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee for and on behalf of the holders of indebtedness issued under the First Indenture described below (together with its successors and assigns in such capacity, the "First Trustee"), BANK ONE TRUST COMPANY, N.A., a national banking association, in its capacity as trustee for and on behalf of the holders of indebtedness issued under the Second Indenture described below (together with its successors and assigns in such capacity, the "Second Trustee"), and KOMAG, INCORPORATED, a Delaware corporation (the "Borrower").

                              W I T N E S S E T H:

                  WHEREAS, the Collateral Agent, the lenders that are signatories thereto (the "Senior Lenders"), and the Borrower are contemporaneously herewith executing and delivering that certain Loan and Security Agreement, dated as of the date hereof (as amended, restated, modified, renewed or extended from time to time, the "Senior Loan Agreement"), pursuant to which (a) the Senior Lenders have agreed to make loans and other extensions of credit to the Borrower, and (b) the Borrower has granted to the Collateral Agent, for the benefit of the Senior Lenders, a first priority security interest in and to the Collateral (as herein defined) in order to secure the Borrower's obligations arising in connection with the Senior Loan Agreement;

                  WHEREAS, pursuant to the terms and conditions of that certain Indenture, dated as of June 30, 2002, between the Borrower and the First Trustee (as amended, restated, modified, renewed or extended from time to time, the "First Indenture"), the Holders (as herein defined) have agreed to purchase the Borrower's Senior Secured Notes (collectively, the "Subordinated Notes") in the aggregate original principal amount of $128,832,000;

                  WHEREAS, pursuant to the terms and conditions of that certain Indenture, dated as of June 30, 2002, between the Borrower and the Second Trustee (as amended, restated, modified, renewed or extended from time to time, the "Second Indenture"), the Junior Note Holders (as herein defined) will receive Junior Secured Notes due 2007 (collectively, the "Junior Notes") in the aggregate original principal amount of $7,000,000;

                  WHEREAS, pursuant to certain security, pledge, and mortgage documents executed and delivered in connection with the First Indenture, the Borrower has granted to the First Trustee, for the benefit of the Holders, a second priority security interest in and to the Collateral in order to secure its obligations arising in connection with the First Indenture and the Subordinated Notes;

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                  WHEREAS, pursuant to certain security, pledge, and mortgage documents executed and delivered in connection with the Second Indenture, the Borrower has granted to the Second Trustee, for the benefit of the Junior Note Holders, a third priority security interest in and to the Collateral in order to secure its obligations arising in connection with the Second Indenture and the Junior Notes; and

                  WHEREAS, it is a condition to the effectiveness of the Senior Loan Agreement that the parties hereto execute and deliver this Agreement to set forth the terms of the subordination in favor of the Collateral Agent, for the benefit of the Senior Lenders, of the Junior Liens in and to the Collateral to the Senior Lien in and to the Collateral, the subordination of the Second Priority Obligations to the First Priority Obligations, the subordination and postponement of the rights of the Trustees in and to the Collateral to the rights of the Collateral Agent in and to the Collateral, and certain other matters.

                  NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

         1.       Definitions.

                  (a) As used in this Agreement, (i) the terms defined in the preamble and recitals shall have the meanings assigned thereto, (ii) capitalized terms that are used herein without being defined shall have the meanings assigned thereto in the Senior Loan Agreement, and (iii) the following terms shall have the following meanings:

                  "Bankruptcy Code" means United States Bankruptcy Code, as in effect from time to time.

                  "Blockage Period" means a Non-Payment Blockage Period or a Payment Blockage Period, as the case may be.

                  "Borrower" shall have the meaning set forth in the preamble to this Agreement.

                  "Cap Amount" means the amount equal to the lesser of (a) 110% of the aggregate amount of the Commitments of the Senior Lenders in effect from time to time, or if the Commitments have been terminated, the aggregate amount of the Commitments of the Senior Lenders immediately prior to such termination, and (b) $22,000,000.

                  "Collateral" means any assets or property of the Borrower, and any proceeds thereof, at any time subject to (a) a Lien in favor of the Collateral Agent, for the benefit of the Senior Lenders, under the Senior Loan Documents to secure the First Priority Obligations, (b) a Lien in favor of the First Trustee, for the benefit of the Holders, under the First Indenture, to secure the First Indenture Subordinated Obligations, (c) a Lien in favor of the Second Trustee, for the benefit of the Junior Note Holders, under the Second Indenture, to secure the Second Indenture Subordinated Obligations, including without limitation, all "Collateral" as defined in

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the Senior Loan Agreement and all "Collateral" as defined in the Subordinated
Security Documents.

                  "Collateral Agent" shall have the meaning set forth in the preamble to this Agreement.

                  "First Indenture" shall have the meaning set forth in the recitals to this Agreement.

                  "First Indenture Junior Liens" means the Liens in and to the Collateral granted pursuant to the First Indenture Subordinated Documents to secure the First Indenture Subordinated Obligations.

                  "First Indenture Scheduled Payment" has the meaning specified in Section 5(a) hereof.

                  "First Indenture Scheduled Payment Date" has the meaning specified in Section 5(a) hereof.

                  "First Indenture Subordinated Documents" means the First Indenture, the Subordinated Notes, and any other agreements, instruments, and certificates executed and delivered in connection with the First Indenture.

                  "First Indenture Subordinated Obligations" means all of the obligations, liabilities, and indebtedness of the Borrower under the First Indenture Subordinated Documents, irrespective of whether on account of principal, premium, interest, fees, costs, or expenses and including any premium, interest, fees, costs, or expenses that, but for the provisions of the Bankruptcy Code, would have accrued.

                  "First Indenture Subordinated Security Documents" means those certain security agreements, pledge agreements, deeds of trust, mortgages, and other agreements or documents executed and delivered by the Borrower in connection with the First Indenture in order to provide Liens in and to all or any portion of its assets or properties.

                  "First Priority Obligations" means all of the obligations, liabilities, and indebtedness of the Borrower under any of the Senior Loan Documents, irrespective of whether on account of principal, premium, interest, fees, costs, or expenses and including any premium, interest, fees, costs, or expenses which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such premium, interest, fees, costs, or expenses are allowed or allowable in whole or in part in any such Insolvency Proceeding; provided that to the extent any indebtedness on account of principal of the Borrower owed to the Senior Lenders under the Senior Loan Documents exceeds the Cap Amount, such obligations, to the extent of such excess, shall not be "First Priority Obligations" under this Agreement.

                  "First Trustee" shall have the meaning set forth in the preamble to this Agreement.

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                  "Holders" shall have the meaning set forth in the First
Indenture.

                  "Indentures" means the First Indenture and the Second
Indenture.

                  "Insolvency Proceeding" means (a) any case, action, or proceeding before any court or other governmental authority having jurisdiction over the applicable Person or its assets relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case whether undertaken under Federal (including the Bankruptcy Code), State, or local law.

                  "Junior Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of June 30, 2002, among the First Trustee, the Second Trustee, and the Borrower.

                  "Junior Liens" means the First Indenture Junior Liens and the Second Indenture Junior Liens.

                  "Junior Note Holders" means the holders of the Junior Notes.

                  "Junior Notes" shall have the meaning specified in the recitals to this Agreement.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale, or trust receipt.

                  "Non-Payment Blockage Period" means, with respect to any Non-Payment Default, the period from and including the date of receipt by each Trustee of a Non-Payment Default Notice relating thereto until the first to occur of (a) the 180th day after receipt of such Non-Payment Default Notice; provided, however, that if, on or before such 180th day (i) the First Priority Obligations are accelerated or (ii) the Collateral Agent or Senior Lenders have commenced and diligently and in good faith are pursuing judicial or non-judicial remedies with respect to all or substantially all of the Collateral securing the First Priority Obligations, then such period shall continue unless and until the Collateral Agent or Senior Lenders rescind such acceleration in writing or fail diligently to pursue such judicial or non-judicial remedies, (b) the date on which the Collateral Agent shall have expressly waived such Non-Payment Default in writing or such Non-Payment Default shall have been cured, or (c) the date on which the Collateral Agent shall have expressly and irrevocably waived the application of Sections 5(b) and 6(b) in writing.

                  "Non-Payment Default" shall have the meaning specified in
Section 5(b).

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                  "Non-Payment Default Notice" means a written notice from or on behalf of the Collateral Agent or Senior Lenders to each Trustee of the existence of a Non-Payment Default and specifically designating such notice as a "Non-Payment Default Notice."

                  "Paying Agent" shall have the meaning set forth in the First Indenture or the Second Indenture.

                  "Payment Blockage Period" means, with respect to any Payment Default, the period from and including the date of receipt by each Trustee of a Payment Default Notice relating thereto until the first to occur of (a) the date on which the Collateral Agent shall have expressly waived such Payment Default in writing or such Payment Default shall have been cured, or (b) the date on which Collateral Agent shall expressly and irrevocably waive the application of Sections 5(a) and 6(a) in writing.

                  "Payment Default" shall have the meaning specified in Section 5(a).

                  "Payment Default Notice" means a written notice from or on behalf of the Collateral Agent or Senior Lenders of the existence of a Payment Default and specifically designating such notice as a "Payment Default Notice."

                  "Second Indenture" shall have the meaning set forth in the recitals to this Agreement.

                  "Second Indenture Junior Liens" means the Liens in and to the Collateral granted pursuant to the Second Indenture Subordinated Documents to secure the Second Indenture Subordinated Obligations.

                  "Second Indenture Scheduled Payment" has the meaning specified in Section 6(a) hereof.

                  "Second Indenture Scheduled Payment Date" has the meaning specified in Section 6(a) hereof.

                  "Second Indenture Subordinated Documents" means the Junior Notes and any other agreements, instruments, and certificates executed and delivered in connection with the Second Indenture.

                  "Second Indenture Subordinated Obligations" means all of the obligations, liabilities, and indebtedness of the Borrower under the Second Indenture Subordinated Documents, irrespective of whether on account of principal, premium, interest, fees, costs, or expenses and including any premium, interest, fees, costs, or expenses that, but for the provisions of the Bankruptcy Code, would have accrued.

                  "Second Indenture Subordinated Security Documents" means those certain security agreements, pledge agreements, deeds of trust, mortgages, and other agreements or

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documents executed and delivered by the Borrower in connection with the Second
Indenture in order to provide Liens in and to all or any portion of its assets or properties.

                  "Second Priority Obligations" means the First Indenture Subordinated Obligations and the Second Indenture Subordinated Obligations.

                  "Second Trustee" has the meaning set forth in the preamble to this Agreement.

                  "Senior Lenders" means the lenders that are signatories to the Senior Loan Agreement, and shall include any other Person made a party to the Senior Loan Agreement in accordance with the provisions of Section 15.1 thereof.

                  "Senior Lien" means the Liens in and to the Collateral granted pursuant to the Senior Loan Documents or otherwise to secure the First Priority Obligations.

                  "Senior Loan Agreement" shall have the meaning set forth in the recitals of this Agreement.

                  "Senior Loan Documents" means the Loan Documents under and as defined in the Senior Loan Agreement.

                  "Standstill Period" means, with respect to any Payment Default or Non-Payment Default, the period from and including the date of receipt by each Trustee of a Payment Default Notice or Non-Payment Default Notice, as applicable, until the first to occur of (a) the 180th day after receipt of such Payment Default or Non-Payment Default Notice, (b) the date on which such Payment Default or Non-Payment Default shall have been cured or the Collateral Agent shall have expressly waived such Payment Default or Non-Payment Default, as applicable, in writing, or (c) the date on which there is commenced, either by or against the Borrower, any Insolvency Proceeding.

                  "Subordinated Documents" means the First Indenture Subordinated Documents and the Second Indenture Subordinated Documents.

                  "Subordinated Holders" means the Holders and the Junior Note Holders.

                  "Subordinated Notes" shall have the meaning set forth in the recitals to this Agreement.

                  "Subordinated Security Documents" means the First Indenture Subordinated Security Documents and the Second Indenture Subordinated Security Documents.

                  "Trustees" means the First Trustee and the Second Trustee.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and paragraph references are to this Agreement unless otherwise

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specified. The phrases "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to any First Priority Obligations shall mean the final indefeasible payment in full in cash of all such First Priority Obligations (other than contingent indemnity obligations of the Borrower that shall survive payment in full) and that, at such time, there shall no longer be any obligation to make loans or advances or issue letters of credit (or guaranties in respect thereof) thereunder and there shall no longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such letter of credit (or guaranty in respect thereof) shall have been fully cash collateralized (in accordance with the provisions of the Senior Loan Documents).

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2.       Acknowledgments; Agreements.

                  (a) The Trustees hereby acknowledge that the Collateral Agent, for the benefit of the Senior Lenders, has been granted Liens upon all or substantially all of the assets of the Borrower pursuant to the Senior Loan Documents and hereby consents thereto. The Collateral Agent hereby acknowledges that the Trustees have been granted Liens upon all or substantially all of the assets of the Borrower pursuant to the Subordinated Documents and hereby consents thereto.

                  (b) The Trustees hereby acknowledge and agree that (i) the Junior Liens in and to the Collateral shall under all circumstances be junior in priority and subordinated to the Senior Lien in and to the Collateral and that the Trustees shall not have any claim to or in respect of the Collateral, or any proceeds of or realization in and to the Collateral, on a parity with or prior to the claim of the Senior Lenders, (ii) any Lien at any time granted to or otherwise obtained by Senior Lenders with respect to the Collateral shall have priority over, and shall be senior to, any Lien therein at any time granted to or otherwise obtained by any Trustee, (iii) until the First Priority Obligations have been paid in full and the Collateral Agent has provided prompt written notice thereof to the Trustees (which the Collateral Agent agrees to provide), the exercise of rights and remedies in respect of the Junior Liens by any Trustee under the Subordinated Documents and applicable law shall be limited to the extent set forth in, and shall be governed by, this Agreement, and (iv) the Senior Lenders would not have executed the Senior Loan Agreement in the absence of the execution and delivery of this Agreement by the parties hereto.

                  (c) The priority agreements set forth in subsection (b) above shall be applicable irrespective of the order, time or method of the creation, attachment, or perfection of any Lien of Collateral Agent or any Trustee upon all or any portion of the Collateral, or the order or time of filing or recordation of any document or instrument for perfecting a Lien in favor of Collateral Agent or any Trustee in any such Collateral, and notwithstanding any conflicting terms or conditions that may be contained in any of the Senior Loan Documents or Subordinated Documents.

                  (d) The Trustees and the Collateral Agent acknowledge and agree that until the First Priority Obligations have been paid in full and the Collateral Agent has provided prompt written notice thereof to the Trustees (which the Collateral Agent agrees to provide), the

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Collateral Agent shall (i) hold all of the Collateral for which the security interest therein is perfected by obtaining possession or dominion and control, as applicable, of such Collateral (the "Controlled Collateral") pledged to the Collateral Agent pursuant to the Senior Loan Documents, and (ii) for so long as the Controlled Collateral forms a part of the Collateral for the Second Priority Obligations, hold in its capacity as bailee for the Trustees all of the Controlled Collateral pledged to the Trustees pursuant to the Subordinated Documents. To the extent permitted by law, the Collateral Agent shall deliver such Controlled Collateral possessed by it or its rights to the control thereof to the Trustees promptly after the First Priority Obligations have been paid in full.

         3.       Rights in Collateral.

                  (a) So long as this Agreement has not been terminated pursuant to the provisions hereof, and regardless of whether or not the First Priority Obligations or the Second Priority Obligations have been accelerated or any Insolvency Proceeding has been commenced by or against the Borrower:

                           (i)      Except as otherwise provided in subsection
(b), until payment in full of the First Priority Obligations and the Collateral Agent has provided prompt written notice thereof to the Trustees (which the Collateral Agent agrees to provide), no Trustee shall exercise any rights or remedies in respect of the Collateral or the Junior Liens, whether under the Subordinated Documents, applicable law or otherwise, including without limitation, any action to institute any judicial or nonjudicial or similar action or proceeding in respect of the Junior Liens or to seek relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code, and no Trustee shall have any right whatsoever to direct the Collateral Agent to exercise or seek to exercise or refrain from exercising any rights or remedies in respect of the Collateral;

                           (ii)     Except as otherwise provided in subsection
(b), subject to the terms of the Senior Loan Documents, the Collateral Agent shall have the exclusive right to exercise rights and remedies in respect of the Collateral under the Senior Loan Documents, applicable law or otherwise and, in exercising such rights and remedies with respect to the Collateral, the Collateral Agent may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder and under applicable law (or refrain from enforcing any such rights and exercising any such remedies), all in such order and in such manner as it may determine in the exercise of its discretion. Such exercise and enforcement shall include, without limitation, the rights of the Collateral Agent to sell or otherwise dispose of the Collateral (such sale to be free and clear of the Junior Liens and the Trustees agree to execute any and all Lien releases requested by Collateral Agent in connection therewith), to incur reasonable expenses in connection with such exercise and enforcement, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction; provided that the proceeds of any such sale, disposition, or other exercise of rights and remedies are applied to the reasonable expenses incurred in connection therewith and to the payment of the First Priority Obligations until satisfied in full with any excess being remitted to the First Trustee to be applied in accordance with the Junior Intercreditor Agreement, the First Indenture and the documents related thereto and, at such time as the First Indenture Subordinated Obligations shall have been

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paid in full, remitted to the Second Trustee to be applied in accordance with the Second Indenture and the documents related thereto;

                           (iii)    Notwithstanding anything to the contrary
contained in the Subordinated Documents, prior to the date on which the First Priority Obligations have been paid in full and the Collateral Agent has provided prompt written notice thereof to the Trustees (which the Collateral Agent agrees to provide), if an Event of Default has occurred and is continuing under the Senior Loan Agreement and if and to the extent that the Collateral Agent shall have permitted or approved the sale, transfer, or other disposition of any Collateral, then the Trustees shall be bound by such permission or approval and shall execute any and all Lien releases requested by the Collateral Agent in connection therewith; provided that the Collateral Agent references this Section 3(a)(iii) in connection with such request; and provided further that the proceeds of any such sale, transfer, or other disposition are applied to the reasonable expenses incurred in connection therewith and to the payment of the First Priority Obligations until satisfied in full with any excess being remitted to the First Trustee to be applied in accordance with the Junior Intercreditor Agreement, the First Indenture and the documents related thereto and, at such time as the First Indenture Subordinated Obligations shall have been paid in full, remitted to the Second Trustee to be applied in accordance with the Second Indenture and the documents related thereto.

                           (iv)     The Trustees shall not (A) seek to enjoin
any exercise of rights or remedies by the Collateral Agent or Senior Lenders under any Senior Loan Document or applicable law in respect of the Collateral or the Senior Lien, including without limitation, any action of foreclosure, or (B) contest the validity or enforceability of the First Priority Obligations or the validity, perfection, priority or enforceability of the Senior Lien (it being understood and agreed that the terms of this Agreement shall govern even if part or all of the First Priority Obligations or the Senior Lien are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise); and

                           (v)      Except to the extent the Subordinated
Holders are permitted under the terms of this Agreement to receive payments from the Borrower, unless and until the First Priority Obligations have been paid in full and the Collateral Agent has provided prompt written notice thereof to the Trustees (which the Collateral Agent agrees to provide), any money, property, securities, or other direct or indirect distributions of any nature whatsoever received by any Trustee or any Subordinated Holder in respect of the Second Priority Obligations resulting from the sale, disposition, or other realization upon or other exercise of remedies in respect of all or any part of the Collateral, regardless of whether such money, property, securities, or other distributions are received directly or indirectly during the pendency of or in connection with any bankruptcy, insolvency or other like proceeding or otherwise, shall be delivered to the Collateral Agent in the form received, duly indorsed to such party, if required, and applied by the Collateral Agent as provided in the Senior Loan Documents. Until so delivered, such payment or distribution to the extent received by any Trustee or any Subordinated Holder shall be held in trust by such party as the property of the Collateral Agent, for the benefit of the Senior Lenders, segregated from other funds and property held by the Trustees.

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                  (b)      The limitations set forth in clauses (a)(i) and (a)
(ii) above notwithstanding, the First Trustee and the Holders shall be entitled
(A) to exercise the rights and remedies available to the First Trustee and the Holders under the First Indenture Subordinated Documents except during any Standstill Period and after the expiration of any Standstill Period if the Collateral Agent or Senior Lenders have theretofore commenced and diligently and in good faith are continuing to pursue judicial or non-judicial remedies with respect to all or substantially all of the Collateral securing the First Priority Obligations, and (B) to accelerate the First Indenture Subordinated Obligations.

                  (c)      The limitations set forth in clauses (a)(i) and (a)
(ii) above notwithstanding, the Second Trustee and the Junior Note Holders shall be entitled (A) subject to the terms and conditions of the Junior Intercreditor Agreement, to exercise the rights and remedies available to the Second Trustee and the Junior Note Holders under the Second Indenture Subordinated Documents except during any Standstill Period and after the expiration of any Standstill Period if the Collateral Agent or Senior Lenders have theretofore commenced and diligently and in good faith are continuing to pursue judicial or non-judicial remedies with respect to all or substantially all of the Collateral securing the First Priority Obligations, and (B) to accelerate the Second Indenture Subordinated Obligations.

                  (d) The Trustees hereby waive any right to require Collateral Agent to marshal any security or collateral or otherwise to compel Collateral Agent to seek recourse against or satisfaction of the indebtedness owing to Senior Lenders from one source before seeking recourse or satisfaction from another source. To the extent that it is entitled to receive and apply the same pursuant to the provisions of this Agreement, the Collateral Agent shall be authorized to apply any and all payments, collections, and proceeds of Collateral received by it to such portion of the First Priority Obligations as the Collateral Agent lawfully may elect consistent with the provisions of the Senior Loan Documents.

                  (e) The Collateral shall be deemed to include casualty insurance proceeds and, therefore, the priorities set forth herein shall govern the ultimate disposition of casualty insurance proceeds related to some or all of the Collateral. The Collateral Agent shall have the sole and exclusive right, as against any Trustee, to adjust settlement of insurance claims in the event of any covered loss, theft, or destruction of the Collateral. All proceeds of such insurance shall inure to the benefit of the Collateral Agent, and the Trustees shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds to Collateral Agent. If such proceeds are applied to the First Priority Obligations, any proceeds remaining after payment of the First Priority Obligations and all reasonable expenses of collection, including costs, fees, and expenses, shall be remitted promptly to the First Trustee to be applied in accordance with the Junior Intercreditor Agreement, the First Indenture and the documents related thereto and, at such time as the First Indenture Subordinated Obligations shall have been paid in full, remitted to the Second Trustee to be applied in accordance with the Second Indenture and the documents related thereto.

                  (f) The Collateral Agent shall provide prompt written notice to the Trustees of the acceleration of the First Priority Obligations.

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         4.       Rights to Payment.

                  (a) Except as restricted by clause (c) below, and without modifying or limiting the restrictions set forth in Section 3 hereof, prior to the commencement of, and following the expiration of, any Blockage Period with respect to the First Indenture Subordinated Documents, the First Trustee or any Paying Agent shall be entitled to: (i) demand, receive, and retain scheduled payments of interest on the First Indenture Subordinated Obligations as the same shall come due and are payable in cash (as opposed to the scheduled payments of interest thereon that are payable-in-kind, including by increases to principal which shall in no event be restricted by this Agreement) in accordance with the terms of the First Indenture Subordinated Documents; and (ii) demand, receive and retain scheduled installments or other payments of principal on the First Indenture Subordinated Obligations as the same shall come due in accordance with the terms of the First Indenture Subordinated Documents.

                  (b) Except as restricted by clause (c) below, and without modifying or limiting the restrictions set forth in Section 3 hereof, prior to the commencement of, and following the expiration of, any Blockage Period with respect to the Second Indenture Subordinated Documents, the Second Trustee shall be entitled to: (i) demand, receive, and retain scheduled payments of interest on the Second Indenture Subordinated Obligations as the same shall come due and are payable in cash (as opposed to the scheduled payments of interest thereon that are payable-in-kind, including by increases to principal which shall in no event be restricted by this Agreement) in accordance with the terms of the Second Indenture Subordinated Documents; and (ii) demand, receive and retain scheduled installments or other payments of principal on the Second Indenture Subordinated Obligations as the same shall come due in accordance with the terms of the Second Indenture Subordinated Documents.

                  (c) Under no circumstances shall the Borrower be entitled to make, or the Trustees or any Subordinated Holder be entitled to demand, take, receive, accept or retain, any prepayments (including payments due as a result of any mandatory prepayment provisions of the Subordinated Documents or the acceleration of the Second Priority Obligations) of principal, interest, or premium on account of any of the Second Priority Obligations prior to the repayment in full in cash of the First Priority Obligations and termination of all commitments of the Senior Lenders to extend further credit to the Borrower.

         5.       Subordination of the First Indenture Subordinated Obligations.

                  Anything in the First Indenture, the Subordinated Notes, or the other First Indenture Subordinated Documents to the contrary notwithstanding, the First Trustee and each Holder of a Subordinated Note by its acceptance of such Subordinated Note agrees that the First Indenture Subordinated Obligations are and shall be, to the extent set forth below, subordinate and junior and subject in right of payment to the prior payment in full of all First Priority Obligations.

         (a) If (i) the Borrower shall default in the payment of any First Priority Obligations in respect of principal, interest, or scheduled payments of fees when the same becomes due and payable, whether at maturity or at a date fixed for scheduled payment or by declaration or acceleration or otherwise (a "Payment Default"), and (ii) the First Trustee shall have received a

Payment Default Notice, then the Borrower shall not make and neither the First Trustee nor any Holder of a Subordinated Note shall accept or receive, except as otherwise provided in the proviso set forth in Section 5(d), any direct or indirect payment or distribution of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) on account of the First Indenture Subordinated Obligations during the Payment Blockage Period applicable to such Payment Default; provided, however, that in the case of any payment on or in respect of any First Indenture Obligation that would (in the absence of any such Payment Default Notice) have been due and payable on any date (a "First Indenture Scheduled Payment Date") during such Payment Blockage Period, the provisions of this subsection (a) shall not prevent (x) the making of such payment (a "First Indenture Scheduled Payment") on or after the date immediately following the termination of such Payment Blockage Period or (y) the making of any payment in kind, including increases to the principal balance of any First Indenture Obligations. If the First Trustee shall have received a Payment Default Notice from or on behalf of the Collateral Agent or Senior Lenders, then the First Trustee and each Holder of a Subordinated Note shall, during the Standstill Period applicable thereto, be prohibited from enforcing any of their default remedies (other than accelerating the indebtedness evidenced thereby or the imposition of a default rate of interest, but including the right to exercise set-off rights) with respect thereto (including any right to sue the Borrower or to file or participate in the filing of an involuntary bankruptcy petition against the Borrower) until such Standstill Period shall cease to be in effect; provided, however, that if the First Trustee or a Holder of a Subordinated Note had initiated an enforcement action prior to the commencement of such Standstill Period at a time when the First Trustee or such Holder was entitled to do so, then the First Trustee or such Holder, as applicable, shall not be prevented during such Standstill Period from taking those steps, but no others, with respect to such pending enforcement action as are required by a mandatory provision of law. The First Trustee and each Holder of a Subordinated Note, upon the termination of any Standstill Period applicable thereto, may, at its sole election, exercise any and all remedies available to it under the First Indenture Subordinated Documents or applicable law.

         In the event that, notwithstanding the foregoing, the Borrower shall make any payment to the First Trustee or any Holder of a Subordinated Note prohibited by the foregoing provisions of this subsection (a), then and in such event such payment shall be segregated by the First Trustee or such Holder and held in trust for the benefit of and immediately shall be paid over to the Collateral Agent (in the same form received, with all necessary endorsements) for application against the First Priority Obligations remaining unpaid until the First Priority Obligations are paid in full.

         (b) Except under circumstances when the terms of subsections (a) or (d) are applicable, if (i) an event of default other than a Payment Default shall have occurred and be continuing under the Senior Loan Documents (a "Non-Payment Default"), and (ii) the First Trustee shall have received a Non-Payment Default Notice, then the Borrower shall not make and neither the First Trustee nor any Holder of a Subordinated Note shall accept or receive any direct or indirect payment or distribution of any kind or character (whether in cash, assets, securities, by set-off, or otherwise) on account of the First Indenture Subordinated Obligations during the Non-Payment Blockage Period applicable to such Non-Payment Default; provided, however, that in the case of any First Indenture Scheduled Payment on or in respect of any First Indenture Obligation that would (in the absence of any such Non-Payment Default Notice) have been due and payable on any First Indenture Scheduled Payment Date during such Non-Payment Blockage Period, the provisions of this subsection (b) shall not prevent (x) the making of such First Indenture Scheduled Payment on or after the date immediately following the termination of such Non-Payment Blockage Period or (y) the making of any payment in kind, including increases to the principal balance of any First Indenture Obligations. If the First Trustee shall have received a Non-Payment Default Notice from or on behalf of the Collateral Agent or the Senior Lenders, then the First Trustee and each Holder of a Subordinated Note, during the Standstill Period applicable thereto, shall be prohibited from enforcing any of their default remedies (other than accelerating the indebtedness evidenced thereby or the imposition of a default rate of interest, but including the right to exercise set-off rights) with respect thereto (including any right to sue the Borrower or to file or participate in the filing of an involuntary bankruptcy petition against the Borrower) until such Standstill Period shall cease to be in effect; provided, however, that if the First Trustee or a Holder of a Subordinated Note had initiated an enforcement action prior to the commencement of such Standstill Period at a time when the First Trustee or such Holder was entitled to do so, then the First Trustee or such Holder, as applicable, shall not be prevented during such Standstill Period from taking those steps, but no others, with respect to such pending enforcement action as are required by a mandatory provision of law. The First Trustee and each Holder of a Subordinated Note, upon the termination of any Standstill Period applicable thereto, may, at its sole election, exercise any and all remedies available to it under the First Indenture Subordinated Documents or applicable law.

         In the event that, notwithstanding the foregoing, the Borrower shall make any payment to the First Trustee or any Holder of a Subordinated Note prohibited by the foregoing provisions of this subsection (b), then and in such event such payment shall be segregated by the First Trustee or such Holder and held in trust for the benefit of and immediately shall be paid over to the Collateral Agent (in the same form received, with all necessary endorsements) for application against the First Priority Obligations remaining unpaid until the First Priority Obligations are paid in full.

         (c) Anything contained in Section 5(a) or 5(b) to the contrary notwithstanding: (i) no more than 8 Non-Payment Default Notices may be sent to the First Trustee (and any Non-Payment Default Notices in excess of such number that are sent to the First Trustee shall be ineffective to commence a Non-Payment Blockage Period or a Standstill Period); (ii) the aggregate number of days that the First Trustee and Holders of the Subordinated Notes shall be subject to one or more Non-Payment Blockage Periods shall not exceed 180 days in any 360 consecutive day period; provided, however, that, in the absence of an Insolvency Proceeding, if the First Priority Obligations are accelerated, and the Collateral Agent or Senior Lenders have commenced and diligently and in good faith are pursuing judicial or non-judicial remedies with respect to all or substantially all of the Collateral securing the First Priority Obligations, in which case any applicable Blockage Period shall continue beyond the maximum number of days set forth in this clause (ii) unless and until Collateral Agent or the Senior Lenders, as applicable, rescind such acceleration in writing, or abandon, terminate, or fail diligently to pursue such judicial or non-judicial remedies; and (iii) the aggregate number of days that the First Trustee or Holders of the Subordinated Notes shall be subject to one or more Standstill Periods shall not exceed 180 days in any 360 consecutive day period. No Non-Payment Default that existed on the date of delivery of any Non-Payment Default Notice or during the first 150 days of the Non-Payment Blockage Period commenced by such notice shall be made the basis for a subsequent Non-Payment Blockage Period or Standstill Period. No Non-Payment Default or Payment

Default that existed on the date of delivery of any Payment Default Notice or during the first 150 days of the Payment Blockage Period commenced by such notice shall be made the basis for a subsequent Non-Payment Blockage Period, Payment Blockage Period or Standstill Period.

         (d) In the event of the institution of an Insolvency Proceeding relative to the Borrower or its property, (Y) all First Priority Obligations shall first be paid in full before any payment is made by or on behalf of the Borrower on the First Indenture Subordinated Obligations; (Z) any payment or distribution of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) to which the First Trustee or Holders of the Subordinated Notes would be entitled but for the provisions of this subsection (d) (including, without limitation, any payment or distribution which may be payable or deliverable to the First Trustee or such Holders by reason of the payment of any other indebtedness of the Borrower or its Subsidiaries being subordinated to payment of the First Indenture Subordinated Obligations) shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the Collateral Agent, for the benefit of the Senior Lenders, to the extent necessary to make payment in full of all First Priority Obligations remaining unpaid; provided, however, that no such delivery of stock or obligations that are issued pursuant to a plan of reorganization pursuant to applicable bankruptcy law shall be required to be made to Collateral Agent, if such stock or obligations are subordinate and junior at least to the extent provided in this Section 5 to the payment of all First Priority Obligations then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any First Priority Obligations then outstanding. In the event that, in the circumstances contemplated by this subsection (d), and notwithstanding the foregoing provisions of this subsection (d) (but after giving effect to the proviso in this subsection), the First Trustee or Holders of the Subordinated Notes shall have received any such payment or distribution of any kind or character (whether in cash, securities, assets, by setoff, or otherwise) that they are not entitled to receive by the foregoing provisions, before all First Priority Obligations are paid in full, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to the Collateral Agent, for the benefit of the Senior Lenders, for application against the payment of all First Priority Obligations remaining unpaid until all such First Priority Obligations shall have been paid in full.

         (e) If the First Trustee or the Holders of the Subordinated Notes do not file a proper claim or proof of debt or other document or amendment thereof in the form required in any proceeding under the Bankruptcy Code prior to 30 days before the expiration of time to file such claim or other document or amendment thereof, then the Collateral Agent shall have the right (but not the obligation) in such proceeding, and hereby irrevocably is appointed lawful attorney of the First Trustee and the Holders of the Subordinated Notes for the purpose of enabling the Collateral Agent to demand, sue for, collect, receive and give receipt for the payments and distributions in respect of the First Indenture Subordinated Obligations that are made in such proceeding and that are required to be paid or delivered to the Collateral Agent as provided in subsection (d), and to file and prove all claims therefor and to execute and deliver all documents in such proceeding in name of the First Trustee or the Holders of the Subordinated Notes or otherwise in respect of such claims, as the Collateral Agent reasonably may determine to be necessary or appropriate.

         (f) No right of any present or future holder of the First Priority Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower, or by any non-compliance by the Borrower or by the First Trustee or any Holder of any Subordinated Note with the terms, provisions, and covenants of this Agreement or the First Indenture Subordinated Documents, regardless of any knowledge thereof any such holder of the First Priority Obligations may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of the First Priority Obligations may, at any time and from time to time, without the consent of or notice to the First Trustee or the Holders of the Subordinated Notes, without incurring responsibility to the First Trustee or the Holders of the Subordinated Notes, and without impairing or releasing the subordination provided in this Section 5 or the obligations of the First Trustee or the Holders of the Subordinated Notes to the holders of the First Priority Obligations, do any one or more of the following: (i) change the manner, place, or terms of payment (including any change in the rate of interest) or extend the time of payment of, or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, any First Priority Obligations or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any First Priority Obligations;
(ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing the First Priority Obligations; provided that the proceeds of any such sale, exchange or release are applied to the reasonable expenses incurred in connection therewith and to the payment of the First Priority Obligations until satisfied in full with any excess being remitted to the First Trustee to be applied in accordance with the Junior Intercreditor Agreement, the First Indenture and the documents related thereto and, at such time as the First Indenture Subordinated Obligations shall have been paid in full, remitted to the Second Trustee to be applied in accordance with the Second Indenture and the documents related thereto; (iii) release any Person liable under or in respect of the First Priority Obligations; (iv) fail or delay in the perfection of Liens securing the First Priority Obligations; (v) exercise or refrain from exercising any rights against the Borrower and any other Person; or
(vi) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the First Priority Obligations.

         (g) The provisions of this Section 5 are for the purpose of defining the relative rights of the holders of First Priority Obligations on the one hand, and the First Trustee and the Holders of the Subordinated Notes on the other hand, and nothing herein shall impair, as between the Borrower and the First Trustee or the Holders of the Subordinated Notes, the obligation of the Borrower, which is unconditional and absolute, to pay to the holders thereof the principal thereof and premium, if any, and interest thereon in accordance with their terms and the provisions hereof, nor shall anything herein (other than the rights of the Collateral Agent herein) prevent the First Trustee or the Holders of the Subordinated Notes from exercising all remedies against the Borrower or its assets otherwise permitted by applicable law or under the First Indenture Subordinated Documents upon default thereunder (including the right to demand payment and sue for performance under the First Indenture and of the Subordinated Notes and to accelerate the maturity thereof). Upon payment in full of the First Priority Obligations and the termination of all obligations of the Lenders under the Senior Loan Documents, the First Trustee or the Holders of the Subordinated Notes shall be subrogated (without any representation or warranty on the part of Collateral Agent or any holder of First Priority Obligations) to the rights of the holders of the First Priority Obligations to receive payments or distributions of assets of the

Borrower made on account of the First Priority Obligations (and any security therefor) until the First Indenture Subordinated Obligations shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of First Priority Obligations of any cash, assets, stock, obligations, or other property to which the First Trustee or the Holders of the Subordinated Notes would be entitled except for the provisions of this Section 5 above shall, as between the Borrower, its creditors (other than the holders of the First Priority Obligations), and the First Trustee or the Holders of the Subordinated Notes, be deemed to be a payment by the Borrower to the holders of or on account of the First Priority Obligations.

         (h) The agreements contained in this Section 5 shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time any payment (or any part of any payment) on the First Priority Obligations shall be returned by any holder of First Priority Obligations under any state or federal law upon or following the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, as though such payment had not been made.

         (i) The foregoing provisions of this Section 5 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of First Priority Obligations, and such provisions are made for the benefit of, and may be enforced directly by, holders of the First Priority Obligations, who hereby are expressly stated to be intended beneficiaries of this Section 5.

         6.       Subordination of the Second Indenture Subordinated
Obligations.

                  Anything in the Second Indenture, the Junior Notes, or the other Second Indenture Subordinated Documents to the contrary notwithstanding, the Second Trustee and each Junior Note Holder by its acceptance of a Junior Note agrees that the Second Indenture Subordinated Obligations are and shall be, to the extent set forth below, subordinate and junior and subject in right of payment to the prior payment in full of all First Priority Obligations.

         (a) If (i) a Payment Default occurs, and (ii) the Second Trustee shall have received a Payment Default Notice, then the Borrower shall not make and neither the Second Trustee nor any Junior Note Holder shall accept or receive, except as otherwise provided in the proviso set forth in Section 5(d), any direct or indirect payment or distribution of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) on account of the Second Indenture Subordinated Obligations during the Payment Blockage Period applicable to such Payment Default; provided, however, that in the case of any payment on or in respect of any Second Indenture Obligation that would (in the absence of any such Payment Default Notice) have been due and payable on any date (a "Second Indenture Scheduled Payment Date") during such Payment Blockage Period, the provisions of this subsection (a) shall not prevent (x) the making of such payment (a "Second Indenture Scheduled Payment") on or after the date immediately following the termination of such Payment Blockage Period or (y) the making of any payment in kind, including increases to the principal balance of any Second Indenture Obligations. If the Second Trustee shall have received a Payment Default Notice from or on behalf of the Collateral Agent or Senior Lenders, then the Second Trustee and each Junior Note Holder shall, during the Standstill Period applicable thereto, be prohibited from enforcing any of their default remedies (other than accelerating the indebtedness evidenced thereby or the imposition of a default rate of interest, but including the right to exercise set-off rights) with respect thereto (including any right to sue the Borrower or to file or participate in the filing of an involuntary bankruptcy petition against the Borrower) until such Standstill Period shall cease to be in effect; provided, however, that if the Second Trustee or a Junior Note Holder had initiated an enforcement action prior to the commencement of such Standstill Period at a time when the Second Trustee or such Junior Note Holder was entitled to do so, then the Second Trustee or such Junior Note Holder, as applicable, shall not be prevented during such Standstill Period from taking those steps, but no others, with respect to such pending enforcement action as are required by a mandatory provision of law. The Second Trustee and each Junior Note Holder, upon the termination of any Standstill Period applicable thereto, may, at its sole election, exercise any and all remedies available to it under the Second Indenture Subordinated Documents or applicable law.

         In the event that, notwithstanding the foregoing, the Borrower shall make any payment to the Second Trustee or any Junior Note Holder prohibited by the foregoing provisions of this subsection (a), then and in such event such payment shall be segregated by the Second Trustee or such Junior Note Holder and held in trust for the benefit of and immediately shall be paid over to the Collateral Agent (in the same form received, with all necessary endorsements) for application against the First Priority Obligations remaining unpaid until the First Priority Obligations are paid in full.

         (b) Except under circumstances when the terms of subsections (a) or (d) are applicable, if (i) a Non-Payment Default shall have occurred and be continuing under the Senior Loan Documents, and (ii) the Second Trustee shall have received a Non-Payment Default Notice, then the Borrower shall not make and neither the Second Trustee nor any Junior Note Holder shall accept or receive any direct or indirect payment or distribution of any kind or character (whether in cash, assets, securities, by set-off, or otherwise) on account of the Second Indenture Subordinated Obligations during the Non-Payment Blockage Period applicable to such Non-Payment Default; provided, however, that in the case of any Second Indenture Scheduled Payment on or in respect of any Second Indenture Obligation that would (in the absence of any such Non-Payment Default Notice) have been due and payable on any Second Indenture Scheduled Payment Date during such Non-Payment Blockage Period, the provisions of this subsection (b) shall not prevent (x) the making of such Second Indenture Scheduled Payment on or after the date immediately following the termination of such Non-Payment Blockage Period or (y) the making of any payment in kind, including increases to the principal balance of any Second Indenture Obligations. If the Second Trustee shall have received a Non-Payment Default Notice from or on behalf of the Collateral Agent or the Senior Lenders, then the Second Trustee and each Junior Note Holder, during the Standstill Period applicable thereto, shall be prohibited from enforcing any of their default remedies (other than accelerating the indebtedness evidenced thereby or the imposition of a default rate of interest, but including the right to exercise set-off rights) with respect thereto (including any right to sue the Borrower or to file or participate in the filing of an involuntary bankruptcy petition against the Borrower) until such Standstill Period shall cease to be in effect; provided, however, that if the Second Trustee or a Junior Note Holder had initiated an enforcement action prior to the commencement of such Standstill Period at a time when the Second Trustee or such Junior Note Holder was entitled to do so, then the Second Trustee or such Junior Note Holder, as applicable, shall not be prevented during such Standstill Period from taking those steps, but no others, with respect to such pending enforcement action as are required by a mandatory provision of law. The Second Trustee and each Junior Note Holder, upon the termination of any Standstill Period applicable thereto, may, at its sole election, exercise any and all remedies (including the acceleration of the maturity of the Junior Notes) available to it under the Second Indenture Subordinated Documents or applicable law.

         In the event that, notwithstanding the foregoing, the Borrower shall make any payment to the Second Trustee or any Junior Note Holder prohibited by the foregoing provisions of this subsection (b), then and in such event such payment shall be segregated by the Second Trustee or such Junior Note Holder and held in trust for the benefit of and immediately shall be paid over to the Collateral Agent (in the same form received, with all necessary endorsements) for application against the First Priority Obligations remaining unpaid until the First Priority Obligations are paid in full.

         (c) Anything contained in Section 6(a) or 6(b) to the contrary notwithstanding: (i) no more than 8 Non-Payment Default Notices may be sent to the Second Trustee (and any Non-Payment Default Notices in excess of such number that are sent to the Second Trustee shall be ineffective to commence a Non-Payment Blockage Period or a Standstill Period); (ii) the aggregate number of days that the Second Trustee and Junior Note Holders shall be subject to one or more Non-Payment Blockage Periods shall not exceed 180 days in any 360 consecutive day period; provided, however, that, in the absence of an Insolvency Proceeding, if the First Priority Obligations are accelerated, and the Collateral Agent or Senior Lenders have commenced and diligently and in good faith are pursuing judicial or non-judicial remedies with respect to all or substantially all of the Collateral securing the First Priority Obligations, in which case any applicable Blockage Period shall continue beyond the maximum number of days set forth in this clause (ii) unless and until Collateral Agent or the Senior Lenders, as applicable, rescind such acceleration in writing, or abandon, terminate, or fail diligently to pursue such judicial or non-judicial remedies; and (iii) the aggregate number of days that the Second Trustee or Junior Note Holders shall be subject to one or more Standstill Periods shall not exceed 180 days in any 360 consecutive day period. No Non-Payment Default that existed on the date of delivery of any Non-Payment Default Notice or during the first 150 days of the Non-Payment Blockage Period commenced by such notice shall be made the basis for a subsequent Non-Payment Blockage Period or Standstill Period. No Non-Payment Default or Payment Default that existed on the date of delivery of any Payment Default Notice or during the first 150 days of the Payment Blockage Period commenced by such notice shall be made the basis for a subsequent Non-Payment Blockage Period, Payment Blockage Period or Standstill Period.

         (d) In the event of the institution of any Insolvency Proceeding relative to the Borrower or its property, (Y) all First Priority Obligations shall first be paid in full before any payment is made by or on behalf of the Borrower on the Second Indenture Subordinated Obligations; (Z) any payment or distribution of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) to which the Second Trustee or Junior Note Holders would be entitled but for the provisions of this subsection (d) (including, without limitation, any payment or distribution which may be payable or deliverable to the Second Trustee or such Holders by reason of the payment of any other indebtedness of the Borrower or its Subsidiaries being subordinated to payment of the Second Indenture Subordinated Obligations) shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the Collateral Agent, for the benefit of the Senior Lenders, to the extent necessary to make payment in full of all First Priority Obligations remaining unpaid; provided, however, that no such delivery of stock or obligations that are issued pursuant to a plan of reorganization pursuant to applicable bankruptcy law shall be required to be made to Collateral Agent, if such stock or obligations are subordinate and junior at least to the extent provided in this
Section 6 to the payment of all First Priority Obligations then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any First Priority Obligations then outstanding. In the event that, in the circumstances contemplated by this subsection (d), and notwithstanding the foregoing provisions of this subsection (d) (but after giving effect to the proviso in this subsection), the Second Trustee or Junior Note Holders shall have received any such payment or distribution of any kind or character (whether in cash, securities, assets, by setoff, or otherwise) that they are not entitled to receive by the foregoing provisions, before all First Priority Obligations are paid in full, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to the Collateral Agent, for the benefit of the Senior Lenders, for application against the payment of all First Priority Obligations remaining unpaid until all such First Priority Obligations shall have been paid in full.

         (e) If the Second Trustee or the Junior Note Holders do not file a proper claim or proof of debt or other document or amendment thereof in the form required in any proceeding under the Bankruptcy Code prior to 30 days before the expiration of time to file such claim or other document or amendment thereof, then the Collateral Agent shall have the right (but not the obligation) in such proceeding, and hereby irrevocably is appointed lawful attorney of the Second Trustee and the Junior Note Holders for the purpose of enabling the Collateral Agent to demand, sue for, collect, receive and give receipt for the payments and distributions in respect of the Second Indenture Subordinated Obligations that are made in such proceeding and that are required to be paid or delivered to the Collateral Agent as provided in subsection (d), and to file and prove all claims therefor and to execute and deliver all documents in such proceeding in name of the Second Trustee or the Junior Note Holders or otherwise in respect of such claims, as the Collateral Agent reasonably may determine to be necessary or appropriate.

         (f) No right of any present or future holder of the First Priority Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower, or by any non-compliance by the Borrower or by the Second Trustee or any Junior Note Holder with the terms, provisions, and covenants of this Agreement or the Second Indenture Subordinated Documents, regardless of any knowledge thereof any such holder of the First Priority Obligations may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of the First Priority Obligations may, at any time and from time to time, without the consent of or notice to the Second Trustee or the Junior Note Holders, without incurring responsibility to the Second Trustee or the Junior Note Holders, and without impairing or releasing the subordination provided in this Section 6 or the obligations of the Second Trustee or the Junior Note Holders to the holders of the First Priority Obligations, do any one or more of the following: (i) change the manner, place, or terms of payment (including any change in the rate of interest) or extend the time of payment of, or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, any First Priority Obligations or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any First Priority Obligations; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing the First Priority Obligations; provided that the proceeds of any such sale, exchange or release are applied to the reasonable expenses incurred in connection therewith and to the payment of the First Priority Obligations until satisfied in full with any excess being remitted to the First Trustee to be applied in accordance with the Junior Intercreditor Agreement, the First Indenture and the documents related thereto and, at such time as the First Indenture Subordinated Obligations shall have been paid in full, remitted to the Second Trustee to be applied in accordance with the Second Indenture and the documents related thereto; (iii) release any Person liable under or in respect of the First Priority Obligations; (iv) fail or delay in the perfection of Liens securing the First Priority Obligations; (v) exercise or refrain from exercising any rights against the Borrower and any other Person; or (vi) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the First Priority Obligations.

         (g) The provisions of this Section 6 are for the purpose of defining the relative rights of the holders of First Priority Obligations on the one hand, and the Second Trustee and the Junior Note Holders on the other hand, and nothing herein shall impair, as between the Borrower and the Second Trustee or the Junior Note Holders, the obligation of the Borrower, which is unconditional and absolute, to pay to the holders thereof the principal thereof and premium, if any, and interest thereon in accordance with their terms and the provisions hereof, nor shall anything herein (other than the rights of the Collateral Agent herein) prevent the Second Trustee or the Junior Note Holders from exercising all remedies against the Borrower or its assets otherwise permitted by applicable law or under the Second Indenture Subordinated Documents upon default thereunder (including the right to demand payment and sue for performance under the Second Indenture and of the Junior Notes and to accelerate the maturity thereof). Upon payment in full of the First Priority Obligations and the termination of all obligations of the Lenders under the Senior Loan Documents, the Second Trustee or the Junior Note Holders shall be subrogated (without any representation or warranty on the part of Collateral Agent or any holder of First Priority Obligations) to the rights of the holders of the First Priority Obligations to receive payments or distributions of assets of the Borrower made on account of the First Priority Obligations (and any security therefor) until the Second Indenture Subordinated Obligations shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of First Priority Obligations of any cash, assets, stock, obligations, other property to which the Second Trustee or the Junior Note Holders would be entitled except for the provisions of this Section 6 above shall, as between the Borrower, its creditors (other than the holders of the First Priority Obligations), and the Second Trustee or the Junior Note Holders, be deemed to be a payment by the Borrower to the holders of or on account of the First Priority Obligations.

         (h) The agreements contained in this Section 6 shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time any payment (or any part of any payment) on the First Priority Obligations shall be returned by any holder of First Priority Obligations under any state or federal law upon or following the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, as though such payment had not been made.

         (i) The foregoing provisions of this Section 6 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of First Priority Obligations, and such provisions are made for the benefit of, and may be enforced directly by, holders of the First Priority Obligations, who hereby are expressly stated to be intended beneficiaries of this Section 6.

         7. Obligations Unconditional; Waivers, Covenants and Agreements of the Trustees.

                  (a) All rights and interests of the Collateral Agent hereunder and all agreements and obligations of the Trustees hereunder shall remain in full force and effect irrespective of:

                           (i)      any lack of validity or enforceability of
the First Priority Obligations, the Senior Lien, any Senior Loan Document, or any other document or agreement in respect of the First Priority Obligations or the Senior Lien, including without limitation, any exchange, release, or non-perfection of the Senior Lien;

                           (ii)     any change in the time, manner, or place of
payment, or in any other term, of all or any of the First Priority Obligations (including without limitation, any rescission, in whole or in part, by the Collateral Agent of any demand for payment of any First Priority Obligations), or any participation, sale, assignment, or other transfer of any of the First Priority Obligations, or any amendment, waiver, deferral, extension, renewal, refinancing, replacement, refunding, acceleration, compromise, release, alteration, supplementation, termination, or other modification, in whole or in part, including any increase in the amount thereof (subject to the limitations in the definition of First Priority Obligations), whether by course of conduct or otherwise, of the First Priority Obligations or of the terms of the Senior Loan Agreement, any other Senior Loan Document or any other document or agreement relating to the First Priority Obligations or the Senior Lien; or

                           (iii)    any other circumstances which otherwise
might constitute a defense available to, or a discharge of, the Borrower in respect of the First Priority Obligations or the Senior Lien, including without limitation, the avoidance or disallowance in any bankruptcy, insolvency or other like proceeding or otherwise, of the First Priority Obligations or the Senior Lien.

                  (b) The Trustees hereby waive (i) reliance by the Collateral Agent upon the subordination and other intercreditor arrangements set forth in this Agreement, and (ii) any notice of the creation, renewal, extension, or accrual of any of the First Priority Obligations and notice of, or proof of reliance by, the Collateral Agent upon this Agreement. The First Priority Obligations shall be deemed conclusively to have been created, contracted, or incurred in reliance on this Agreement, and all dealings between the Borrower, the Trustees, and the Collateral Agent shall be deemed to have been consummated in reliance upon this Agreement.

                  (c) So long as the Collateral Agent and the Senior Lenders and their respective directors, officers, employees, and agents act in accordance with the terms of this Agreement, the Trustees hereby waive any claim against the Collateral Agent or the Senior Lenders with respect to, or arising out of, any action or inaction or any error of judgment, negligence, or mistake, or oversight whatsoever on the part of the Collateral Agent or Senior Lenders or their respective directors, officers, employees, or agents (i) with respect to any exercise of (or any delay in exercising, failure to exercise or decision to refrain from exercising) any rights or remedies in respect of the First Priority Obligations and the Senior Lien under the Senior Loan Documents or applicable law, or (ii) in connection with any transaction relating to the Collateral. Neither the Collateral Agent nor the Senior Lenders nor any of their respective directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the

Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof, except as specifically provided in this Agreement.

                  (d) The Collateral Agent and the Senior Lenders have not made, and do not hereby or otherwise make to the Trustees or the Subordinated Holders, any representations or warranties, express or implied (other than Collateral Agent's authority to enter into this Agreement and to bind the Senior Lenders hereby), nor do the Collateral Agent or the Senior Lenders assume any liability to the Trustees or the Subordinated Holders with respect to the financial or other condition of the Borrower, the Borrower's title to, the value of, or any other matter in respect of any Collateral or the enforceability, validity, priority, value or collectability of the First Priority Obligations, any Senior Loan Document, the Senior Lien, the Second Priority Obligations, the Subordinated Documents, or the Junior Liens.

                  (e) The Trustees and the Subordinated Holders have not made, and do not hereby or otherwise make to the Collateral Agent or the Senior Lenders, any representations or warranties, express or implied (other than (i) First Trustee's authority to enter into this Agreement and to bind the Holders of the Subordinated Notes hereby, and (ii) Second Trustee's authority to enter into this Agreement and to bind the Junior Note Holders hereby), nor do the Trustees or the Subordinated Holders assume any liability to the Collateral Agent or the Senior Lenders with respect to the financial or other condition of the Borrower, the Borrower's title to, the value of, or any other matter in respect of any Collateral or the enforceability, validity, priority, value or collectability of the First Priority Obligations, any Senior Loan Document, the Senior Lien, the Second Priority Obligations, the Subordinated Documents, or the Junior Liens.

         8.       Provisions Applicable After Bankruptcy.

                  The intercreditor and subordination arrangements set forth in this Agreement, including without limitation, the subordination of the Second Priority Obligations to the First Priority Obligations and the subordination of the Junior Liens to the Senior Lien, shall continue in full force and effect notwithstanding the occurrence of any case under the Bankruptcy Code, and in furtherance thereof:

                           (a)      the Senior Lien shall be reinstated to the
extent the Collateral Agent or Senior Lenders are required to turn over or otherwise pay to the bankruptcy estate of the Borrower any amount of the First Priority Obligations (and as a result thereof any portion of the Senior Lien is released), and the Senior Lien so reinstated shall have the same benefits hereunder as if the First Priority Obligations had never been paid;

                           (b)      to the extent that any Trustee has or
acquires any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Junior Liens, (i) such Trustee will only assert such rights in a manner consistent with the provisions hereof, including without limitation, in a manner consistent with the subordination, pursuant to this Agreement, of the Junior Liens to the Senior Lien, and (ii) the benefit of the existence, acquisition, or assertion of any such rights shall be subject to the subordination and other terms of this Agreement;

                           (c)      in connection with any financing or use of
cash collateral or other Collateral of the Borrower subsequent to the commencement of a case under the Bankruptcy Code (collectively, "DIP Financing"), the Trustees and the Subordinated Holders shall be deemed to have consented to any DIP Financing and shall have no further right to adequate protection in connection therewith, provided that (i) the Trustees are granted
(x) replacement Liens on property that are subordinate and junior in all respects (on the same terms as are provided herein) to the Liens of the Collateral Agent granted in connection with such DIP Financing, and (y) status as a holder of an administrative claim of the same type as provided to the Senior Lenders, but subordinate and junior to any administrative claim granted to the Senior Lenders, (ii) the First Trustee receives reimbursement for the reasonable fees and expenses of a single counsel to the First Trustee, (iii) the Holders receive reimbursement for the reasonable fees and expenses of a single counsel to some or all of the Holders (but in no event more than a single counsel), (iv) the Second Trustee receives reimbursement for the reasonable fees and expenses of a single counsel to the Second Trustee, (v) the Junior Note Holders receive reimbursement for the reasonable fees and expenses of a single counsel to some or all of the Junior Note Holders (but in no event more than a single counsel), and (vi) the principal amount of the First Priority Obligations, inclusive of the DIP Financing, does not exceed the Cap Amount; and

                           (d)      the Trustees are not entitled to seek
adequate protection except (i) as provided in subsection (c) above, and (ii) with respect to DIP Financing (other than as described in subsection (c) above) so long as such adequate protection is consistent with the subordination in this Agreement.

         9. Further Assurances. The Borrower and the Trustees, at the Borrower's expense and at any time from time to time, upon the reasonable request of the Collateral Agent, will promptly and duly execute and deliver such further instruments and documents (including amendments to financing statements filed against the Borrower stating that the rights of the Trustees are subject to the terms hereof and together with such assignments or endorsements as the Collateral Agent may reasonably deem necessary) and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

         10. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders and the Trustees in respect of the subordination of the Second Priority Obligations to the First Priority Obligations and the Collateral and no other Person or entity shall have any right, benefit or other interest under this Agreement. Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the security interests, Liens, and other rights that the Collateral Agent, the Senior Lenders and the Trustees have under the Senior Loan Documents and the Subordinated Documents, respectively, insofar as the rights of the Borrower or any other Person or entity are involved. For avoidance of doubt, rights as between the Holders, on the one hand, and the Junior Note Holders, on the other hand, shall be governed by and in accordance with the Junior Intercreditor Agreement.

         11. Termination of Agreement. Upon payment in full of the First Priority Obligations, this Agreement shall terminate, and the exercise of rights and remedies by the

Trustees in respect of the Collateral shall thereafter be governed by the Subordinated Documents. If the Collateral Agent receives as part of any enforcement or collection proceedings any amounts or property in excess of that required to pay the First Priority Obligations in full, then the Collateral Agent shall pay to the Trustees as promptly as is commercially reasonable all such amounts, in the same form as received, with any necessary non-recourse endorsement.

         12.      Powers Coupled With An Interest.

                  (a) All powers, authorizations, and agencies contained in this Agreement are coupled with an interest and are irrevocable until the First Priority Obligations are paid in full.

                  (b) The Collateral Agent and the Trustees are hereby authorized to demand specific performance of the provisions of this Agreement when any party hereto has failed to comply with any terms or provisions hereof, and each party waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

         13.      Notices.

                  (a) (i) All notices, requests and demands to or upon the Collateral Agent, the Senior Lenders or the Borrower to be effective shall be made in accordance with the provisions of the Senior Loan Agreement, (ii) all notices, requests, and demands to or upon the First Trustee to be effective shall be made in accordance with the provisions of the First Indenture, and
(iii) all notices, requests, and demands to or upon the Second Trustee to be effective shall be made in accordance with the provisions of the Second Indenture. Borrower shall give notice to the Trustees of any cure or waiver of any Event of Default under the Senior Loan Agreement.

                  (b) The Borrower shall give prompt written notice to the Collateral Agent and the Trustees of any default or event of default under the Senior Loan Documents or Subordinated Documents or under any agreement pursuant to which any Senior Loan Documents or Subordinated Documents may have been issued, or as to any other fact known to the Borrower which would prohibit the making of any payment to or by either of the Trustees in respect of the Subordinated Notes or the Junior Notes. Anything herein to the contrary notwithstanding, the Trustees shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustees in respect of the Subordinated Notes or the Junior Notes unless and until the Trustees shall have received written notice thereof from the Borrower, the Collateral Agent, or any Senior Lender (or from any representative thereof), and prior to the receipt of any such written notice, the Trustees shall be entitled in all respects conclusively to assume that no such facts exist.

         14. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts (including by facsimile transmission), each of which shall constitute an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16. Integration. This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. The parties hereto agree that (subject to the provisions of the Trust Indenture Act of 1939, as amended, which shall govern and control in the event and to the extent of any inconsistency with the terms of this Agreement) the terms of this Agreement shall govern and control in the event, and to the extent, of any inconsistency between the terms of this Agreement and either of the Senior Loan Documents or the Subordinated Documents.

         17.      Amendments in Writing; Cumulative Remedies.

                  (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed and delivered by the Collateral Agent and the Trustees; it being expressly understood and agreed that the execution and delivery of such instrument by the Borrower shall not be required unless it creates additional burdens or obligations on the Borrower. No such additional burdens or obligations on the Borrower shall arise solely from any change in the relative rights or obligations of the Senior Lenders, the Collateral Agent, the Trustees, or the Subordinated Holders due to an amendment, waiver, supplement, or other modification of this Agreement.

                  (b) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder or under any Senior Loan Document shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         18.      Successors and Assigns.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns to the same extent as if any such successor or assign was an original party hereto.

                  (b) In the event the First Priority Obligations are paid in full as a result of a replacement, refinancing or refunding of the First Priority Obligations that does not violate the terms of the Indentures, the lenders under any such new credit facility or facilities shall be entitled (without any action by any party hereto) to succeed to the benefits of the subordination of the Second Priority Obligations and the first priority Lien in and to the Collateral to the extent afforded to the Collateral Agent, on behalf of the Senior Lenders, as set forth herein. In furtherance thereof, the Trustees agree to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who causes the First Priority Obligations to be paid in full, whether such successor financing, refinancing, refunding or replacement occurs by transfer, assignment, "takeout", or any other means or vehicle.

         19.      Fees; Expenses.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Collateral Agent and Senior Lenders and each of the Trustees, including the reasonable fees, charges, and disbursements of counsel for the Collateral Agent and Senior Lenders and each of the Trustees, in connection with the preparation of this Agreement, (ii) all reasonable out-of-pocket expenses incurred by the Collateral Agent, the Senior Lenders and the Trustees, including the reasonable fees, charges, and disbursements of counsel for the Collateral Agent and Senior Lenders and a single counsel for each of the Trustees, in connection with the administration of this Agreement, and (iii) all reasonable out-of-pocket expenses incurred by the Collateral Agent, the Senior Lenders, the Trustees, and the Subordinated Holders, including the reasonable fees, charges and disbursements of any counsel for the Collateral Agent and Senior Lenders and a single counsel for each of the First Trustee, the Second Trustee, some or all of the Holders (but in no event more than a single counsel for Holders) and some or all of the Junior Note Holders (but in no event more than a single counsel for Junior Note Holders), in connection with the enforcement or protection of any rights under this Agreement.

                  (b) Without limiting the indemnity obligations of the Borrower under the Senior Loan Agreement or the indemnity obligations of the Borrower under the Indentures, the Borrower shall pay, indemnify, and hold the Collateral Agent, the Senior Lenders and the Trustees (each such Person, an "Indemnitee") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort, or on any other ground), judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including without limitation fees, reasonable fees and disbursements of any counsel for any Indemnitee) arising out of, in connection with, or as a result of (i) the execution and delivery of this Agreement by the Borrower, or (ii) any action taken or omitted to be taken by the Borrower with respect to this Agreement, provided that such indemnity under clauses (i) and (ii) above shall not be available to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) Nothing in this Agreement shall apply to claims of, or payments to, (i) the First Trustee under or pursuant to Section 7.7 of the First Indenture or (ii) the Second Trustee under or pursuant to Section 7.7 of the Second Indenture (without giving effect to any subsequent amendments of such sections).

         20. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Each party hereto agrees that all judicial proceedings brought against it arising out of or relating to this Agreement or its obligations hereunder may be brought in any state or federal court of competent jurisdiction in the State of New York, County of New York, and accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts.

         21. No Fiduciary Duties Created. The Trustees shall not be deemed to owe any fiduciary duty to the Senior Lenders or to the Collateral Agent. The Collateral Agent shall not be deemed to owe any fiduciary duty to the Trustees or the Holders. With respect to the Senior Lenders or the Collateral Agent, the Trustees undertake to perform or to observe only such of their covenants or obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to Senior Lenders or to the Collateral Agent shall be read into this Agreement against the Trustees.

         22. NO JURY TRIAL. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      ABLECO FINANCE LLC,
                                      a Delaware limited liability company,
                                      as Collateral Agent

                                      By: ________________________________
                                      Title:

                                      THE BANK OF NEW YORK,
                                      a New York banking corporation,
                                      as First Trustee

                                      By: ________________________________
                                      Title:

                                      BANK ONE TRUST COMPANY, N.A.,
                                      a national banking association,
                                      as Second Trustee

                                      By: ________________________________
                                      Title:

                                      KOMAG, INCORPORATED,
                                      a Delaware corporation

                                      By: ________________________________
                                      Title: